Exhibit 99.1

SeaChange International Reports Fourth Quarter and Fiscal Year 2020 Financial Results

Record Number of Framework Wins in Q4 Drives 14% Revenue Increase

Non-GAAP Income from Operations of $4.8 million and

GAAP Income from Operations of $3.6 million

WALTHAM, MA – April 6, 2020 – SeaChange International Inc. (NASDAQ: SEAC), a leading provider of cloud and on-premise video delivery platforms worldwide, today reported financial results for the fourth quarter and fiscal year ended January 31, 2020.

Management Commentary

“The fourth quarter represented an incremental step forward and was a strong finish to a transformational year for SeaChange,” said CEO Yossi Aloni. “Our success in fiscal 2020 can be summed up best through a handful of key operating metrics and milestone achievements, most notably the 26 significant Framework deals we closed, our expanded gross margins at 65%, the more than $12 million in annualized cost savings we realized throughout the year, and the $4.8 million we recorded in non-GAAP operating income during the fourth quarter.

“As we completed our transition to becoming a pure software and cloud solutions provider, we faced a rapid decline in our legacy revenue, which we were prepared for and which is now behind us. However, with the Framework’s superior technology and disruptive value-based go-to-market strategy, we successfully grew in our core business segment and were able to deliver $36.8 million in new Framework revenue since we began selling the Framework solution in April 2019. In the fourth quarter, our Framework revenue made up 68% of total revenue, reflecting our transition to a software-centric business model, which we believe provides us with tremendous predictability and a favorable margin profile.

“We entered the new fiscal year with significant operating momentum and the most robust pipeline in our company’s history. Even prior to the advent of COVID-19, the TV and video industry was in the midst of an unprecedented shift in how content is being consumed at home. This shift has been accelerated as more consumers stay at home in the wake of COVID-19, and we believe SeaChange is ideally positioned to capitalize on this long-term trend with our managed, cloud-based video delivery service. SeaChange allows content providers to meet the growing demand for content by enabling them to launch direct-to-consumer video services in a matter of days. During Q4 we enhanced the Framework platform with the industry’s first end-to-end cloud advertisement management, placement and insertion solution for both live and on demand TV. This new feature allows TV providers to offer a web-online like workflow for its advertisers with real-time, dynamic and programmatic insertion, which enables TV providers to both better utilize their ad-inventory and win web-centric advertisers.

“While the current global economic uncertainty makes our near-term visibility with respect to new bookings challenging, we are seeing increased interest in our Framework solution as operators look to preserve their existing revenue base and to find new sources of revenue, and importantly, to reduce operating expenses. SeaChange’s Framework is the only solution in the industry that enables operators to lower costs by approximately 50% while helping them attract new subscribers and to better monetize their existing installed base. SeaChange is expanding upon its robust advertising solution with the development of a new module that will revolutionize how a customer’s unsold and underutilized ad inventory is sold. At this stage the company is testing it with a few customers, and more will be shared on this development in the near future. We believe that these factors, combined with the positive underlying industry trends bode exceptionally well for SeaChange for the foreseeable future.

“Looking ahead, the progress we achieved on our key financial and operational objectives in fiscal 2020 gives us confidence in our ability to realize our mid-term target model of driving sustainable, double-digit revenue growth and a non-GAAP operating income margin of over 15%.”

Fourth Quarter Fiscal 2020 and Recent Operational Highlights

•

Secured a record 11 customer wins with multi-year commitments for the Framework video delivery platform, amounting to more than $15 million in total contract value and bringing the total number of Framework customers to 26 with more than $54 million in total contract value.

•	Completed the transition to a 100% software and cloud solutions provider.
•	Achieved a 24% increase in bookings to $17.3 million from $13.9 million in the same period last year.
•	Completed numerous cost-optimization initiatives, resulting in more than $12 million in annualized cost savings.

Fourth Quarter Fiscal 2020 Financial Results

•

Total revenue increased 14% to $19.3 million from $17.0 million in the same period last year. Product revenue increased 69% to $13.2 million (69% of total revenue) from $7.8 million (46% of revenue) in the same period last year. Service revenue decreased 33% to $6.1 million (31% of total revenue) from $9.1 million (54% of total revenue) in the same period last year.

•	Gross profit increased by 29% to $14.0 million (73% of total revenue) from $10.9 million (64% of total revenue) in the same period last year.
•	GAAP income from operations totaled $3.6 million, an improvement from a loss of $19.9 million in the same period last year.
•	Non-GAAP income from operations totaled $4.8 million, or $0.13 per basic share, an improvement from a loss of $1.2 million, or $(0.03) per basic share, in the same period last year.
•	GAAP net loss totaled $43,000, or $(0.00) per basic share, a significant improvement from a loss of $19.6 million, or $(0.55) per basic share, in the same period last year.
•	Cash, cash equivalents, restricted cash and marketable securities totaled $13.9 million at year-end, and no debt.

Fiscal 2020 Financial Results

•

Total revenue increased 8% to $67.2 million from $62.4 million in fiscal 2019. Product revenue increased 93% to $39.9 million (59% of total revenue) from $20.7 million (33% of revenue) in fiscal 2019. Service revenue decreased 35% to $27.2 million (41% of total revenue) from $41.7 million (67% of total revenue) in fiscal 2019.

•	Gross profit increased by 17% to $43.5 million (65% of total revenue) from $37.3 million (60% of total revenue) in fiscal 2019.
•	GAAP loss from operations totaled $3.5 million, a significant improvement from a loss of $35.8 million in fiscal 2019.
•	Non-GAAP income from operations totaled $3.6 million, or $0.10 per basic share, an improvement from a loss of $11.7 million, or $(0.33) per basic share, in fiscal 2019.
•

GAAP net loss totaled $8.9 million, or $(0.24) per basic share, a significant improvement from a loss of $38.0 million, or $(1.06) per basic share, in fiscal 2019. Included in the net loss for fiscal 2020 was a one-time, non-cash charge of $5.4 million related to the loss on the sale of the company’s prior headquarters in Acton, MA.

Fiscal 2020 Key Financial and Operational Objectives

•	Goal: Close 20-25 significant deals for multiple product/service offerings on an annual basis.

Result: Exceeded the target by closing 26 significant deals since the rollout of the company’s Framework solution in April 2019.

•	Goal: Increase total annual revenue in the low to mid double digits percentage range to $70 million to $80 million, despite lower year-over-year service revenue.

Result: Generated $67.2 million in revenue for fiscal 2020, an increase of 8% compared to fiscal 2019. The lower than expected revenue was due to certain Framework deals that management anticipated closing in the fourth quarter of fiscal 2020, which were pushed into fiscal 2021. The 8% year-over-year revenue growth in fiscal 2020 was driven by a $36.8 million increase in Framework revenue compared to no Framework revenue in fiscal 2019, offset by a 51% decrease in legacy revenue to $30.4 million compared to $62.4 million in fiscal 2019.

•	Goal: Maintain GAAP gross margin in the low 60% range.

Result: GAAP gross margin was 65%, exceeding the target range and the 60% GAAP gross margin in fiscal 2019.

•	Goal: Complete the development of three significant new product offerings.

Result: Released four new product offerings in fiscal 2020, including the next-generation Framework Back Office, Virtualized Orchestrator, Predictive Analytics 1.0, and the industry's first, true end-to-end container-based advertisement management, insertion and placement solution.

•	Goal: Continue to reduce costs by focusing on reducing third-party costs and eliminating non-essential costs.

Result: Reduced third-party and non-essential costs by over $12 million on an annualized basis.

•	Goal: Deliver GAAP operating results between $(0.09) per basic share to income of $0.07 per fully diluted share and non-GAAP operating income between $0.03 to $0.19 per fully diluted share.

Result: For the fourth quarter of fiscal 2020, GAAP operating income totaled $0.10 per basic share and non-GAAP operating income totaled $0.13 per basic share. For fiscal 2020, GAAP operating loss totaled $(0.09) per basic share and non-GAAP operating income totaled $0.10 per fully diluted share.

•	Goal: End the year with between $14 million to $16 million in cash and cash equivalents and marketable securities.

Result: Finished the fiscal year with $13.9 million in cash and cash equivalents and marketable securities.

Fiscal 2021 Outlook

Prior to the onset of COVID-19, we were prepared to provide guidance representing meaningful revenue growth in fiscal 2021. Based on our pipeline, we believed revenue guidance of $80 million to $90 million for fiscal 2021 with operating metrics consistent with our previous guidance was achievable. We are working to better understand the impact of COVID-19 and will provide our formal fiscal 2021 guidance as COVID’s impact on our business becomes clearer.

Conference Call

SeaChange will host a conference call today, April 6, 2020 at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results.

SeaChange management will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-8037

International number: 201-689-8037

Meeting Number: 13700152

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investors section of SeaChange’s website. To accompany the call, SeaChange will make available a supplemental slide deck and management’s prepared remarks, both of which will be posted in the investors section of SeaChange’s website prior to the call.

About SeaChange International, Inc.

SeaChange International (NASDAQ: SEAC) powers hundreds of cloud and on-premises platforms with live TV and video on demand (VOD) for more than 50 million subscribers worldwide. SeaChange's end-

to-end solution, the Framework, enables operators and content owners to cost-effectively launch a direct-to-consumer video service. This includes back-office, media asset management, ad management, analytics and a client application for set-top boxes (STB), Smart-TVs and mobile devices. Framework is available as a product, Software-as-a-Service (SaaS) or managed service, and can be deployed on-premises, in the cloud or as a hybrid. For more information, please visit www.seachange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including our ability to sustain growth in our revenue and gross margins, actual annualized cost savings to be realized as a result of our restructuring efforts, the future predictability and margin profile of our business, customer acceptance of our Framework solution, its ability to reduce our customers’ operating expenses and the magnitude of such cost savings, and our ability to realize our mid-term target model for revenue and non-GAAP operating income margin, are neither promises nor guarantees and may constitute "forward-looking statements" as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on the current assumptions, estimates and expectations of management, and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including, without limitation, the following: the impact of COVID-19 on our business and the economies in which we operate, the continued spending by the Company's customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the success of our efforts to introduce SaaS-based multiscreen service offerings; the Company's ability to successfully introduce new products or enhancements to existing products; the manner in which the multiscreen video and OTT markets develop; the Company's transition to being a company that primarily provides software solutions; the Company's ability to compete in the software marketplace; any failure by the Company to respond to changing technology; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria in a given fiscal quarter; consolidation in the markets the Company serves; the cancellation or deferral of purchases of the Company's products; the adoption of our value-based selling approach; the length of the Company's sales cycles; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; foreign currency fluctuation; the Company's ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation relating to the Company's intellectual property; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company's ability to realize the benefits of completed or future acquisitions, including Xstream A/S; the impact of acquisitions, divestitures or investments made by the Company; the Company's ability to raise additional funds through capital markets on favorable terms and in a timely manner; the Company's ability to access sufficient funding to finance desired growth and operations; any impairment of the Company's assets; the ability of the Company to use its net operating losses, including the potential impact on these losses resulting from the Coronavirus Aid, Relief, and Economic Security (CARES) Act; the Company's ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject, including should the Company's net operating loss carry-forwards be impaired, notwithstanding the Company's Tax Benefits Preservation Plan; possible adjustments to estimates resulting from the new tax legislation [still applicable?]; any breach of the Company's security measures and customer data or our data being obtained unlawfully; evolving data privacy regulations; service interruptions or delays from our third-party data center hosting facilities; disruptions to the Company's information technology systems; stock price volatility and compliance with Nasdaq continued listing standards; actions that may be taken by significant stockholders, notwithstanding the February 2019 Cooperation Agreement with TAR Holdings LLC; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; changes in accounting standards; any weakness in the Company's internal controls over financial reporting; the Company's use of estimates in accounting for the Company's contracts; the performance of the Company's third-party vendors; the Company's entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; the performance of companies in which the Company has made investments; the impact of changes in the market on the value of our investments; changes in the regulatory environment; uncertainties of regulation of the Internet and data traveling over the Internet; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; terrorist acts, conflicts, wars and geopolitical uncertainties; and the Company's Delaware anti-takeover provisions. These risks and other risk factors that could cause actual results to differ from those anticipated are detailed in various publicly available documents filed by the Company from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover
Gateway Investor Relations
949-574-3860
SEAC@gatewayir.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	January 31, 2020	January 31, 2019
Assets
Cash and cash equivalents	$9,297	$20,317
Marketable securities	4,617	10,359
Accounts and other receivables, net	12,127	19,267
Unbilled receivables	23,310	5,448
Inventories, net	-	924
Prepaid expenses and other current assets	5,112	6,033
Property and equipment, net	554	7,192
Goodwill and intangible assets, net	12,075	8,753
Other assets	5,798	450
Total assets	$72,890	$78,743
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$16,341	$12,265
Deferred revenue	6,181	10,746
Deferred tax liabilities and income taxes payable	436	632
Total liabilities	22,958	23,643
Total stockholders' equity	49,932	55,100
Total liabilities and stockholders' equity	$72,890	$78,743

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	For the Fiscal Years Ended January 31,
	2020	2019
Revenue:
Product	$39,914	$20,655
Service	27,240	41,747
Total revenue	67,154	62,402
Cost of revenue:
Product	6,179	3,460
Service	17,473	21,612
Total cost of revenue	23,652	25,072
Gross profit	43,502	37,330
Operating expenses:
Research and development	16,050	19,705
Selling and marketing	12,179	14,414
General and administrative	15,211	19,618
Severance and restructuring costs	3,523	2,381
Loss on impairment of goodwill and long-lived assets	—	17,015
Total operating expenses	46,963	73,133
Loss from operations	(3,461)	(35,803)
Other income (expense), net	11	(4,217)
Loss on sale of fixed assets	(5,423)	—
Loss before income taxes	(8,873)	(40,020)
Income tax provision (benefit)	48	(2,018)
Net loss	$(8,921)	$(38,002)
Net loss per share, basic	$(0.24)	$(1.06)
Net loss per share, diluted	$(0.24)	$(1.06)
Weighted average common shares outstanding, basic	36,699	35,691
Weighted average common shares outstanding, diluted	36,699	35,691

Comprehensive loss:
Net loss	$(8,921)	$(38,002)
Other comprehensive income, net of tax:
Foreign currency translation adjustment	1,212	1,992
Unrealized gains on marketable securities	44	49
Total other comprehensive income	1,256	2,041
Comprehensive loss	$(7,665)	$(35,961)

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Fiscal Years Ended January 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(8,921)	$(38,002)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,016	2,924
Loss on sale of fixed assets	5,423	—
Provision for bad debts	628	1,779
Loss on impairment of goodwill and long-lived assets	—	17,015
Stock-based compensation expense	1,151	2,939
Deferred income taxes	(203)	(4)
Unrealized foreign currency transaction loss	1,822	3,459
Gain on sale of investment in affiliate, net	(1,495)	(175)
Other	—	53
Changes in operating assets and liabilities:
Accounts receivable	5,890	513
Unbilled receivables	(17,884)	(2,468)
Inventory	924	(260)
Prepaid expenses and other current assets and other assets	200	(877)
Accounts payable	157	2,219
Accrued expenses and other liabilities	849	(7,087)
Deferred revenue	(4,565)	(3,379)
Other	(906)	(173)
Net cash used in operating activities	(14,914)	(21,524)
Cash flows from investing activities:
Purchases of property and equipment	(281)	(364)
Proceeds from sale of building and land	600
Cash paid for acquisitions, net	(3,838)	—
Purchases of marketable securities	(790)	(8,510)
Proceeds from sales and maturities of marketable securities	6,576	6,652
Proceeds from sale of investment in affiliate, net	1,495	175
Net cash provided by (used in) investing activities	3,762	(2,047)
Cash flows from financing activities:
Proceeds from issuance of common stock	614	83
Repurchases of common stock	(142)	—
Other financing activities	—	(43)
Net cash provided by financing activities	472	40
Effect of exchange rate on cash and cash equivalents	(340)	187
Net decrease in cash, cash equivalents and restricted cash	(11,020)	(23,344)
Cash, cash equivalents and restricted cash at beginning of period	20,317	43,661
Cash, cash equivalents and restricted cash at end of period	$9,297	$20,317
Supplemental disclosure of cash flow information
Income taxes paid	$463	$2,965
Non-cash activities:
Right-of-use assets obtained in exchange for lease obligations	$5,600	$—
Fair value of common stock issued in acquisition	$874	$—

Non-GAAP Measures

We define non-GAAP income (loss) from operations as U.S. GAAP operating income (loss) plus stock-based compensation expenses, amortization of intangible assets, non-operating expense professional fees and severance and other restructuring costs and loss on impairment of goodwill and long-lived assets. We discuss non-GAAP income (loss) from operations in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating income (loss) from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP income (loss) from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP income (loss) from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP income (loss) from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP income (loss) from operations for the three and twelve months ended January 31, 2020 and 2019:

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2020	2019	2020	2019
	(Amounts in thousands)		(Amounts in thousands)
GAAP income (loss) from operations	$3,601	$(19,902)	$(3,461)	$(35,803)
Amortization of intangible assets	270	382	1,163	1,580
Stock-based compensation	597	368	1,151	2,939
Professional fees - other	-	152	1,180	202
Severance and other restructuring costs	371	761	3,523	2,381
Loss on impairment of goodwill and long-lived assets	-	17,015	-	17,015
Non-GAAP income (loss) from operations	$4,839	$(1,224)	$3,556	$(11,686)

Net income (loss) per share per non-GAAP income (loss) from operations, basic	0.13	(0.03)	0.10	(0.33)
Net income (loss) per share per non-GAAP income (loss) from operations, diluted	0.13	(0.03)	0.10	(0.33)
Weighted average common shares outstanding, basic	36,974	35,757	36,699	35,691
Weighted average common shares outstanding, diluted	38,469	35,757	37,335	35,691

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
	(Amounts in thousands)		(Amounts in thousands)
Product revenue:
Framework	$11,828	$-	$33,199	$-
Video platform	78	6,665	262	15,262
OVP	681	-	3,011	-
Advertising and other	124	625	924	3,106
Hardware	532	544	2,518	2,287
Total product revenue	13,243	7,834	39,914	20,655
Service revenue:
Maintenance and support	4,081	6,265	20,187	28,015
Framework and support services	1,017	-	1,494	-
SaaS	72	65	768	319
Professional services - video platform and other	900	2,791	4,791	13,413
Total service revenue	6,070	9,121	27,240	41,747
Total revenue	$19,313	$16,955	$67,154	$62,402